UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 16, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 7.01    Regulation FD Disclosure.

On May 16, 2023, Applied Digital Corporation (the “Company”) posted to the Company’s website at www.applieddigital.com an updated investor presentation to be used from time to time in meetings with investors and analysts. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

On May 16, 2023, the Company issued a press release announcing that it has secured its first major artificial intelligence (AI) customer with a contract worth up to $180 million over a 24-month period for its previously disclosed AI Cloud services business.
A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation May 2023.
99.2	Press Release dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 16, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer

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